                                                                    EXHIBIT 10.8

                        EXECUTIVE EMPLOYMENT AGREEMENT

          This Executive Employment Agreement (the "Agreement") is entered into by and between Infonet Services Corporation, a Delaware Corporation (the "Company") and Jose A. Collazo, an individual (the "Executive").

                                  WITNESSETH:

          WHEREAS the Board of Directors has resolved that it is in the best interest of the Company that its officers be subject to the terms of an executive employment agreement; and

          WHEREAS the Company and the Executive now desire to enter into this Agreement and set forth the terms and conditions of the Executive's employment.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

                                   ARTICLE I

                                  EMPLOYMENT

          The Company hereby employs the Executive to perform the duties and responsibilities normally associated with the position of Chairman, President and Chief Executive Officer, or such other position to which the Executive may be promoted, for the term of this Agreement. The Executive agrees to abide by the Company's Certificate of Incorporation, its By-Laws and the direction by its Board of Directors except to the extent such direction would be inconsistent with applicable law.

                                  ARTICLE II

                                 REMUNERATION

          For the first year of this Agreement, the Executive shall be paid his Base Salary in effect as of April 24, 2001. The Executive's Base Salary shall thereafter be reviewed annually in accordance with the Company's then existing salary review policies. The Executive shall also be entitled to receive and be eligible to participate in those Benefits made available by the Company during the term of this Agreement.

                                  ARTICLE III

                       TERM AND TERMINATION OF AGREEMENT

Section 3.1  Term and Expiration of Agreement
-----------  --------------------------------

     This Agreement shall be effective commencing on April 24, 2001 and shall continue in effect for an initial period of 36 months ("Initial Term") and shall thereafter be extended without further action of the parties for additional periods of 24 months ("Extended Term") unless the Executive receives notice from the Company not later than 24 months prior to the last day of such Initial Term or any Extended Term of its election not to extend the Agreement. The last day of the Initial Term or any such Extended Term shall hereinafter be referred to as the "Expiration Date."

Section 3.2  Death or Disability
-----------  ------------------

     The Company may terminate this Agreement without any further obligation (except as provided in this Section 3.2) to the Executive on the Death or Disability of the Executive. If the Executive's Death or Disability occurs in the course or as the result of the performance of his duties under this Agreement, however, the Executive's Base Salary shall continue to be paid to the Executive's estate or the Executive for a period of two (2) years from the date of Death or Disability and all unvested options granted to the Executive shall vest immediately and be exercisable for the remainder of their original term. Nothing in this Section 3.2 is intended to effect the entitlement of the Executive or his estate to any payments or benefits to which he or it would otherwise be entitled under any other Company plan or program.

Section 3.3  Termination for Cause
-----------  ---------------------

     The Company may terminate this Agreement at any time for Cause without any further obligation to the Executive.

Section 3.4  Retirement
-----------  ----------

     In the event that the Executive voluntarily elects Retirement during the term of this Agreement, the Executive shall be entitled to the benefits under the Company's regular Retirement program, or, if a separate Retirement agreement has been entered into between the Executive and the Company, benefits shall be provided according to the terms of that agreement.

Section 3.5  Resignation
-----------  -----------

     The Executive is entitled to voluntarily resign his employment with the Company during the term of this Agreement. If the Executive resigns his employment with the Company for other than Good Reason, this Agreement shall be deemed terminated without any further obligation of the Company to the Executive.

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

Section 3.6  Termination Without Cause (The "Early Termination Option")
-----------  ----------------------------------------------------------

     The Company has the right to terminate the Executive's employment, without Cause, at any time prior to the Expiration Date by providing the Executive with a Notice of Termination and, receipt of which, shall cause the Company to pay the Executive the Separation Payments for the applicable period set forth in
Section 3.9 (the "Early Termination Option").

Section 3.7  Resignation for Good Reason
-----------  ---------------------------

     The Executive shall be entitled to resign his employment with the Company for Good Reason at any time prior to the Expiration Date and receive the Separation Payments for the applicable period set forth in Section 3.9 by providing the Company with a Notice of Termination. The fact that the Executive may choose not to resign his employment for Good Reason after the occurrence of any event constituting Good Reason shall in no way affect the Executive's right to do so upon the occurrence of a subsequent transaction or event which constitutes a Good Reason.

Section 3.8  Stock Options
-----------  -------------

     Upon termination of the Executive's employment by Executive for Good Reason, by the Company without Cause or by Death or Disability, all of Executive's vested options shall continue to be exercisable for their original term. The provisions of this Section 3.8 shall survive the expiration of this Agreement and shall be separately provided for in the relevant option agreement with Executive provided in connection with the option grant.

Section 3.9  Separation Payments
-----------  -------------------

     (a) In the event the Early Termination Option is exercised by the Company or the Executive resigns his employment with the Company for Good Reason, the Executive shall be entitled to receive Separation Payments through the Expiration Date or for a period of two (2) years from the effective date of the Executive's termination or resignation, whichever period is longer, and all unvested options granted to the Executive shall vest immediately and be exercisable for the remainder of their original term.

     (b) Unless otherwise agreed by the Company and Executive, the Separation Payments shall be paid or provided on a continuing monthly basis on the first business day of each month commencing with the month immediately following the effective date of the Executive's termination or resignation, whichever is applicable.

     (c) Upon the exercise of the Early Termination Option by the Company or the Executive's resignation for Good Reason, the Executive shall remain eligible for and shall be entitled to accrue Benefits (other than the accrual of vacation time) during the period the Executive receives or is entitled to receive separation payments.

     (d) The Company shall use the compensation which the Executive receives or is entitled to receive as Separation Payments for the purpose of determining the amount of any benefit to which the Executive may be entitled under any plan or program.

     (e) The Executive agrees that so long as he is receiving Separation Payments, he shall not become employed by or consult with any company whose primary business is the provision of public international value added network services.

     (f) The Executive agrees that so long as he is receiving Separation Payments, he shall not induce or solicit any employee of the Company to terminate his or her employment with the Company for any purpose.

     (g) The Company's obligation to pay the Separation Payments and otherwise comply with the provisions of this Section 3.9 shall be unconditional. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3.9.

                                  ARTICLE IV

                           CONFIDENTIAL INFORMATION

Section 4.1  Confidential Business Information
-----------  ---------------------------------

          The Executive agrees that he shall hold in strictest confidence and not disclose, directly or indirectly, to any person, firm or corporation, without the express prior written consent of the Company, any trade secrets or any confidential business information of the Company including, but not limited to, corporate planning, production, distribution or marketing processes; manufacturing techniques; customer lists or customer leads; marketing information or procedures; development work; work in process; financial statements or notes, schedules or supporting financial data; or any other secret or confidential matter relating to the products, sales or business of the Company.

Section 4.2  Return of Information
-----------  ---------------------

     The Executive agrees that no later than five (5) days after his employment is terminated with the Company he will deliver to the Company and will not keep in his possession or deliver to anyone else, any and all drawings, notes, memoranda, specifications, financial statements, customer lists, product surveys, data, documents or other material containing or disclosing any of the matters referred to in Section 4.1 above.

Section 4.3  Remedy for Breach of this Article
-----------  ---------------------------------

     The Executive acknowledges that any breach of this Article IV by him will cause irreparable injury to the Company for which the available remedies at law will not be adequate. Accordingly, in the event of any such breach or threatened breach of any provision of this Article, in addition to any other remedy provided by law or in equity, the Company shall be entitled to appropriate injunctive relief, in any court of competent jurisdiction, restraining the

Executive from any such actual or threatened breach of this Article. The Executive stipulates to the entry against him of any such temporary, preliminary or permanent injunction and agrees not to resist the Company's application for such equitable relief, except on the grounds that the acts or omissions alleged by the Company did not violate any of the provisions of this Article.

                                   ARTICLE V

                                  DEFINITIONS

     Whenever the following terms are used below in this Agreement, they shall have the meaning specified below, and no other, unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.1  Base Salary
-----------  -----------

     "Base Salary" shall mean the Executive's regular annualized rate of pay exclusive of all other Benefits as that term is defined below.


Section 5.2  Benefits
-----------  --------

     "Benefits" shall mean Benefits pursuant to this contract and all employee welfare and pension benefit plans or programs and all other plans or programs including, but not limited to medical and dental insurance, Infonet Stock Incentive Plan ("ISIP"), the Infonet Supplemental Executive Retirement Plan ("ISERP"), stock incentive plans, 401(k) plans and matching Company contributions, bonus and incentive compensation plans, vacation plans, etc. which the Executive or employees of the Company, and, in particular, employees with senior management responsibility, are eligible for and entitled to participate in, whether now in effect or added during the term of this Agreement.

Section 5.3  Cause
-----------  -----

     "Cause" shall mean (i) the Executive's conviction of a felony or a misdemeanor involving moral turpitude or (ii) the Executive's willful breach or the habitual neglect of his duties under this Agreement which have a material adverse impact on the financial condition of the Company; provided, however, that the Company shall first have given the Executive written notice of the alleged breach or areas of neglect and a reasonable opportunity to cure.

Section 5.4  Change in Control
-----------  -----------------

          A "Change in Control" shall be deemed to have occurred if (i) 20% or more of the Company's outstanding securities owned by the beneficial owners of Class A stock of the Company (the "Class A Stockholders") as of April 24, 2001 are sold, transferred or otherwise alienated; or (ii) after the condition in subsection (i) is satisfied, any additional securities of the Company are sold, transferred or otherwise alienated from time to time by any entity which is a Class A Stockholder as of the date hereof; or (iii) the stockholders of the Company approve a

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merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) if the director nominees of three or more members of the Class A Stockholders are not elected; or (vi) any event which the Board of Directors determines should constitute a Change in Control.

Section 5.5  Disability
-----------  ----------

     "Disability" shall mean the Executive's absence from performance of his assigned duties for the Company on a full-time basis for six consecutive calendar months as a result of incapacity due to medically documented physical or mental illness and which, in the opinion of the Executive's physician, makes it impossible for the Executive to perform his duties and responsibilities under this Agreement.

Section 5.6  Good Reason
-----------  -----------

     "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

     (a) the assignment to the Executive of duties inconsistent with the position and status of the Executive as set forth in Article 1, a substantial alteration in the nature or status of the Executive's responsibilities (other than any such alteration primarily attributable to a medical or physical infirmity of the Executive which the Company has attempted to accommodate); or

     (b) the failure to pay or a reduction by the Company in the Executive's Base Salary as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in Base Salary) the Executive's Base Salary in an amount which at least equals, on a percentage basis, the average percentage increase in Base Salary for all key management employees within the Company; or

     (c) the elimination or reduction by the Company of any of the Benefits to which the Executive is eligible for an entitled to participate in, whether now in effect or added during the term of this Agreement or the failure of the Company to provide the Executive with Benefits or facilities at least comparable to those Benefits or facilities made available to other key management employees within the Company; or

     (d)  a Change in Control; or

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

     (e) any purported termination of the employment of the Executive by the Company which is not effected according to the requirements of this Agreement.

Section 5.7  Notice of Termination
-----------  ---------------------

     "Notice of Termination" shall mean a notice, in writing, to the Executive from the Company or to the Company from the Executive, which states the decision of the Company or the Executive to terminate the Executive's employment and which (i) indicates the specific termination provision enumerated in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances alleged to provide a basis for termination of the Executive's employment by the Company or by the Executive and (iii) states the effective date of the termination which shall not be less than thirty (30) days nor more than sixty (60) days from the date of the Notice of Termination. Such notice must be communicated to the Executive or to the Company in accordance with
Section 6.4 herein.

Section 5.8  Retirement
-----------  ----------

     "Retirement" shall mean termination of the Executive's employment on or after the date on which the Executive attains an age and years of service which entitles him to retire in accordance with any Retirement plan or program provided by the Company or agreement entered into between the Executive and the Company.

Section 5.9  Separation Payments
-----------  -------------------

     "Separation Payments" shall mean for the Executive: (i) the average annual total monetary consideration received from the Company during the twelve (12) month period immediately preceding the effective date of his termination or resignation and (ii) the continuation of his Benefits (other than the accrual of vacation time).

                                  ARTICLE VI

                                 MISCELLANEOUS

Section 6.1  Action to Challenge or Enforce Agreement
-----------  ----------------------------------------

     Should either (i) the Company, its successors or assigns, or any person acting on behalf of the Company seek to challenge this Agreement or any of its terms in any action or legal proceeding or (ii) the Executive seek to enforce this Agreement or any of its terms in any action or legal proceeding, the Company shall reimburse the Executive for all costs and attorneys' fees incurred in connection with any such action or proceeding.

Section 6.2  Successors; Binding Agreement
-----------  -----------------------------

     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the

Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive had resigned his employment for Good Reason.

Section 6.3  Successors and Assigns
-----------  ----------------------

     This Agreement shall inure to the benefit of, and be enforceable by, the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive.

Section 6.4  Notice
-----------  ------

     Notices and all communications provided for in this Agreement shall be in writing and shall be deemed to have been received when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth at the end of this Agreement, provided that all notices to the Company shall be directed to the attention of the President with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

Section 6.5  Taxes
-----------  -----

     (a) It is expressly understood and agreed by and between the Company and the Executive that the Executive shall only be responsible for ordinary income taxes should he receive payments under this Agreement (including, without limitation, separation payments). Any other excise taxes, penalties, interest or other payments which the Executive may be required to pay by any taxing authority shall be borne by the Company.

     (b) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution to Executive or for his benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (the "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), then Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payment and the Gross-Up Payment retained by Executive after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the Payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section 6.5 and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment.

     (c) All determinations required to be made under this Section 6.5, including whether and when the Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be used in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide Executive and the Company with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from Executive or the Company that Executive has received or will receive a Payment. For the purposes of this Section 6.5, the "Accountants" shall mean the Company's independent certified public accountants serving immediately prior to the Change in Control (as defined in this Agreement). In the event that the Accountants are also serving as accountants or auditors for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by the Company.

     (d) For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay Federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income), and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income.

     (e) To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Company at the time Executive is entitled to receive the Payment and in no event will any Gross-Up Payment be paid later than five days after the receipt by Executive of the Accountant's determination. Any determination by the Accountants shall be binding upon the Company and Executive. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Section 6.5 (the "Underpayment"). In the event that the Company exhausts its remedies pursuant to this Section 6.5 and Executive is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by the Company to the Executive or to the relevant taxing authority at the Company's discretion.

     (f) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

     (1) give the Company any information reasonably requested by the Company relating to such claim;

     (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

     (3) cooperate with the Company in good faith in order to effectively contest such claim; and

     (4) permit the Company to participate in any proceedings relating to such claims;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify Executive for and hold Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this Section 6.5, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify Executive for and hold Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by the Company of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.


Section 6.6  No Waiver
-----------  ---------

     No provision of this Agreement may be modified, waived or discharged unless in writing and signed by the Executive and such officer of the Company as may be specifically designated or authorized by the Board of Directors or by a Committee of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 6.7  Entire Agreement
-----------  ----------------

     This Agreement represents the sole and Entire Agreement among the parties and supersedes all prior agreements, negotiations, and discussions between the parties hereto and/or their representatives. Any amendment to this Agreement must be in writing specifically referring to this Agreement and signed by duly authorized representatives of all of the parties hereto.

Section 6.8  Controlling Law
-----------  ---------------

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

Section 6.9  Invalid Provision
-----------  -----------------

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 6.10 No Attack on Agreement
------------ ----------------------

     This Agreement shall not be subject to attack on the ground that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate. The parties agree that the language of this Agreement shall not be construed for or against any particular party.

Section 6.11  Confidentiality
------------  ---------------

     The Executive agrees to keep confidential and not disclose any of the terms of this Agreement to any person (including, but not limited to, any current or former employees of the Company) other than his attorneys and/or tax advisors unless required to do so by law.

Section 6.12  Counterparts
------------  ------------

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

INFONET SERVICES CORPORATION,                  Jose A. Collazo
a Delaware corporation


By:  ______________________________________    ______________________________
     Paul A. Galleberg
     Senior Vice President, General Counsel
     and Secretary

Address:                                       Address:

Infonet Services Corporation                   Infonet Services Corporation
2160 East Grand Avenue                         2160 East Grand Avenue
El Segundo, California 90245-1022              El Segundo, California 90245-1022

Date:  April 24, 2001                          Date:  April 24, 2001

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